The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated April 9, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 42 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                    Dated             , 2003
                                                                 Rule 424(b)(3)

                                    $

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                             ----------------------
                           MPS(SM) due April 30, 2008
           Linked to the S&P 500(R) Index and the Nasdaq-100(R) Index
       Market Participation Securities with Minimum Return Protection(SM)
                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of an underlying index basket consisting of the S&P 500(R) Index and the Nasdaq-100(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,000, which we refer to as the minimum payment amount.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,000.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the index basket for each of the 21 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,000, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the index basket value at the end of that quarterly valuation period divided by (ii) the index basket value at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.115.

     o The maximum quarterly performance amount is equivalent to a return on the index basket of 11.5% in that quarter.

     o The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P Index Multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index Multiplier. The S&P Index Multiplier and the Nasdaq-100 Index Multiplier will be calculated so that on the day we offer the MPS for initial sale to the public the index basket value will be 100 and the index basket will be weighted equally between the two indices.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index and the Nasdaq-100 Index or their component stocks.

o    The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.

                             ----------------------
                                  PRICE     %
                             ----------------------

                                      Price to       Agent's      Proceeds to
                                       Public      Commissions      Company
                                     ----------    -----------    -----------
Per MPS...........................        %             %              %
Total.............................        $             $              $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of pricing supplement and the accompanying prospectus supplement and prospectus and other offering material relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to the offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The Agent and each dealer has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any MPS other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (2) it has not issued and will not issue any invitation or advertisement relating to the MPS in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index and the Nasdaq-100 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price and the opportunity to participate in the appreciation of an underlying index basket, consisting of the S&P 500 Index and the Nasdaq-100 Index, as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley. "Nasdaq(R)," "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000         We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due April 30, 2008 Linked to the
                              S&P 500 Index and the Nasdaq-100 Index, which we refer to as the MPS(SM). The principal amount and issue price of each MPS is $1,000.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to an index basket     pay interest. Instead, at maturity, you will
consisting of the S&P 500     receive for each $1,000 principal amount of MPS,
Index and the Nasdaq-         $1,000 multiplied by the product of each of the
100 Index with minimum        quarterly performance amounts of an index basket,
return protection             consisting of the S&P 500 Index and the
                              Nasdaq-100 Index, over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.115 (corresponding to a 11.5% quarterly increase in the index basket value). In no event, however, will the payment at maturity be less than $1,000, the minimum payment amount.

                                               Minimum Repayment

                              The minimum payment amount of $1,000 (100% of the issue price) represents the par amount of the MPS.

                               Payment at Maturity Linked to the S&P 500 Index
                                           and the Nasdaq-100 Index

                              If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the index basket over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,000, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at            The payment at maturity of the MPS, which we
maturity is determined        refer to as the maturity redemption amount, will
                              be determined by the calculation agent for the MPS as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.115.

                              o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than $1,000 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the index basket value on the last day of the quarterly valuation period by the index basket value on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed
                              1.115 (or, measured in percentage terms, a 11.5% increase in the index basket value) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the index basket value to the extent that increase exceeds 11.5%.

                              The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P 500 Index multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index multiplier. The index basket value can be expressed as follows:

                              index basket   =   ( S&P 500 Index   X   S&P 500 Index )  +  (   Nasdaq-100   X   Nasdaq-100  )
                              value                Closing Value         Multiplier          Closing Value      Multiplier

                              The S&P 500 Index multiplier and the Nasdaq-100 Index multiplier will be calculated so that on the day we offer the MPS for initial sale to the public the index basket value will be 100 and index basket will be equally weighted between the two indices.

                              The S&P 500 Index multiplier and the Nasdaq-100 Index multiplier can be expressed as follows:

                                                                    Index Representation
                              S&P 500 Index Multiplier     =  -----------------------------------
                                                              Initial S&P 500 Index Closing Value

                                                                    Index Representation
                              Nasdaq-100 Index Multiplier  =  -----------------------------------
                                                               Initial Nasdaq-100 Closing Value

                                  where, for each index,   =  50
                                  Index Representation

                              Because the index multipliers remain the same over the term of the MPS, the relative weighting of the two indices on succeeding period valuation dates will vary depending on the relative performances of the two indices.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the MPS for initial sale to the public. The index basket value for the first
                              period valuation date is              , the index
                              basket value on the day we offer the MPS for initial sale to the public.

                              The period valuation dates are the 30th of each January, April, July and October, beginning April 30, 2003 through January 30, 2008, and the final period valuation date is April 28, 2008, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the index basket value is limited by the
less than the simple price    maximum quarterly performance amount of 1.115, or
return on an index basket     11.5% per quarter, the return on your investment
consisting of the S&P 500     in the MPS at maturity may be less than the
Index and the Nasdaq-100      return you would have received if you had
Index                         invested $1,000 in an investment linked to an
                              index basket consisting of the S&P 500 Index and the Nasdaq-100 Index that measured the performance of the index basket by comparing only the closing value of the index basket at maturity with the index basket value on the day we offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed
                              1.115, or 11.5%, during the 21 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $1,000, the minimum payment amount of $1,000 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the index basket.

                              Please review the examples beginning on PS-7, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the index basket, the S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through March 31, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." You should also review the historical quarterly percent change of the index basket values as calculated for each calendar quarter in the period from January 1, 1985 through December 31, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index and the Nasdaq-100 Index is not reflected in the level of the S&P 500 Index and the Nasdaq-100 Index or in the index basket value and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the index basket value on the period valuation dates for each quarterly valuation period. Because the value of each underlying index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the index basket value on the amount payable to you at maturity. However, the index basket value may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the index basket value over the term of the MPS, which we refer to as the volatility of the index basket value, may be significantly different than the volatility of the index basket value implied by any of the examples.

     Assuming a maximum quarterly performance amount equal to 1.115 (equivalent to a quarterly return of the index basket of 11.5%), the index-linked payment amount for each of the examples below is calculated using the following formula:

                   Index-linked Payment     =    $1,000 x (Product of each of the Quarterly Performance Amounts)
                          Amount

                          where,

                                                              Index Basket Value at end of
                                                               Quarterly Valuation Period
                   Quarterly Performance    =    lesser of   -------------------------------   and 1.115
                          Amount                             Index Basket Value at start of
                                                               Quarterly Valuation Period

     Beginning on PS-9, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index basket with an initial value of 100.

     If the index basket value at the end of each quarterly valuation period is 109, 108, 124 and 108, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                      Index Basket Value       Index Basket Value                                         Quarterly
                    at start of Quarterly      at end of Quarterly                      Index Basket     Performance
     Quarter           Valuation Period         Valuation Period                        Performance        Amount
     -------        ---------------------      -------------------                      ------------     -----------
                                                                        109
   1st Quarter               100                       109           ---------     =        1.09            1.09
                                                                        100

                                                                        108
   2nd Quarter               109                       108           ---------     =       .99083          .99083
                                                                        109

                                                                        124                                            (lesser of
   3rd Quarter               108                       124           ---------     =       1.14815         1.115       1.14815 and
                                                                        108                                            1.115)

                                                                        108
   4th Quarter               124                       108           ---------     =       .87097          .87097
                                                                        124

     The index-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

             $1,000 x (1.09 x .99083 x 1.115 x .87097) = $1,048.82

     The index-linked payment amount of $1,048.82 represents an increase of 4.882% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarter was limited to 1.115, the return of the index-linked payment amount as a percentage of the issue price is less than what a $1,000 note would have returned if it had been linked to the simple return of the index basket. The simple return of the index basket, which we refer to as the simple index price return, would measure the overall performance of the index basket by dividing the closing value of the index basket at the end of the final quarterly valuation period by the closing value of the index basket on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                        108
     Simple Index Price Return   =   ----------   =   8%
                                        100

     The simple index price return of 8% on a $1,000 note represents a corresponding increase to $1,080 above a hypothetical $1,000 investment based on the simple index price return rather than the index-linked payment amount.


                           *           *           *


The examples beginning on PS-9 are based on 21 quarterly valuation periods and the following hypothetical terms and assume an index basket value equal to
100.00 at the start of the first quarterly valuation period:

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,000

o Maximum Quarterly Performance Amount: 1.115 (equivalent to a quarterly return of the Index Basket Value of 11.5%).

     As you review the examples, please note that although the maximum quarterly performance amount for any quarter is 1.115 (equivalent to a quarterly return of the index basket value of 11.5%), in measuring the index basket performance for the subsequent quarter we will use the actual index basket value at the start of the quarterly valuation period for that subsequent quarter rather than the index basket value that would have resulted from an increase of 11.5% in the level of the index basket value during the previous quarter. For example, in Example 2, the index basket value increases from 107 to 132 for the period beginning July 30, 2003 and ending October 30, 2003, resulting in a index basket value performance of 1.23364 (equivalent to an increase in the index basket value of 23.364% in that quarter) and a quarterly performance amount of 1.115. Consequently, in the subsequent quarter the index basket value performance is measured using 132 as the starting index basket value for that subsequent quarter rather than 119.305, the index basket value that would have resulted from an increase of 11.5% in the level of the index basket value during the previous quarter.

     Quarters which resulted in an increase in the level of the index basket value of 11.5% or greater are indicated in bold typeface below.

                                          -----------------------------------------------
                                          Example 1
                                                                                  MPS
                                             Hypothetical        Basket        Quarterly
                                                Ending           Index        Performance
  Period Start            Period End          Index Value     Performance        Amount
April    , 2003          April 30, 2003           103           1.03000         1.03000
April 30, 2003            July 30, 2003           110           1.06796         1.06796
July 30, 2003          October 30, 2003           118           1.07273         1.07273
October 30, 2003       January 30, 2004           126           1.06780         1.06780
January 30, 2004        April  30, 2004           123           0.97619         0.97619
April 30, 2004            July 30, 2004           128           1.04065         1.04065
July 30, 2004          October 30, 2004           134           1.04688         1.04688
October 30, 2004       January 30, 2005           133           0.99254         0.99254
January 30, 2005         April 30, 2005           135           1.01504         1.01504
April 30, 2005            July 30, 2005           143           1.05926         1.05926
July 30, 2005          October 30, 2005           135           0.94406         0.94406
October 30, 2005       January 30, 2006           142           1.05185         1.05185
January 30, 2006         April 30, 2006           154           1.08451         1.08451
April 30, 2006            July 30, 2006           151           0.98052         0.98052
July 30, 2006          October 30, 2006           162           1.07285         1.07285
October 30, 2006       January 30, 2007           170           1.04938         1.04938
January 30, 2007         April 30, 2007           181           1.06471         1.06471
April 30, 2007            July 30, 2007           177           0.97790         0.97790
July 30, 2007          October 30, 2007           192           1.08475         1.08475
October 30, 2007       January 30, 2008           188           0.97917         0.97917
January 30, 2008         April 28, 2008           200           1.06383         1.06383
                                          -----------------------------------------------
                                                  Simple Index Price Return:     $2,000

                                                Index-linked Payment Amount:     $2,000

                                                     Minimum Payment Amount:     $1,000

                                                 Maturity Redemption Amount:     $2,000
                                          -----------------------------------------------

                                          ------------------------------------------------
                                          Example 2
                                                                                   MPS
                                             Hypothetical        Basket         Quarterly
                                                Ending            Index        Performance
  Period Start            Period End          Index Value      Performance       Amount
April    , 2003          April 30, 2003           104            1.04000         1.04000
April 30, 2003            July 30, 2003           107            1.02885         1.02885
July 30, 2003          October 30, 2003           132            1.23364         1.11500
October 30, 2003       January 30, 2004           108            0.81818         0.81818
January 30, 2004        April  30, 2004           118            1.09259         1.09259
April 30, 2004            July 30, 2004           126            1.06780         1.06780
July 30, 2004          October 30, 2004           124            0.98413         0.98413
October 30, 2004       January 30, 2005           130            1.04839         1.04839
January 30, 2005         April 30, 2005           125            0.96154         0.96154
April 30, 2005            July 30, 2005           131            1.04800         1.04800
July 30, 2005          October 30, 2005           136            1.03817         1.03817
October 30, 2005       January 30, 2006           148            1.08824         1.08824
January 30, 2006         April 30, 2006           136            0.91892         091892
April 30, 2006            July 30, 2006           156            1.14706         1.11500
July 30, 2006          October 30, 2006           186            1.19231         1.11500
October 30, 2006       January 30, 2007           188            1.01075         1.06215
January 30, 2007         April 30, 2007           182            0.96809         0.96809
April 30, 2007            July 30, 2007           195            1.07143         1.07143
July 30, 2007          October 30, 2007           203            1.04103         1.04103
October 30, 2007       January 30, 2008           191            0.94089         0.94089
January 30, 2008         April 28, 2008           200            1.04712         1.04712
                                          ------------------------------------------------
                                                  Simple Index Price Return:      $2,000

                                                Index-linked Payment Amount:      $1,727

                                                     Minimum Payment Amount:      $1,000

                                                 Maturity Redemption Amount:      $1,727
                                          ------------------------------------------------

                                          -----------------------------------------------
                                          Example 3
                                                                                  MPS
                                             Hypothetical        Basket        Quarterly
                                                Ending           Index        Performance
  Period Start            Period End          Index Value     Performance       Amount
April    , 2003          April 30, 2003           105           1.05000         1.05000
April 30, 2003            July 30, 2003           111           1.05714         1.05714
July 30, 2003          October 30, 2003           135           1.21622         1.11500
October 30, 2003       January 30, 2004           125           0.92593         0.92593
January 30, 2004        April  30, 2004           133           1.06400         1.06400
April 30, 2004            July 30, 2004           157           1.18045         1.11500
July 30, 2004          October 30, 2004           145           0.92357         0.92357
October 30, 2004       January 30, 2005           142           0.97931         0.97931
January 30, 2005         April 30, 2005           136           0.95775         0.95775
April 30, 2005            July 30, 2005           159           1.16912         1.11500
July 30, 2005          October 30, 2005           165           1.03774         1.03774
October 30, 2005       January 30, 2006           188           1.13939         1.11500
January 30, 2006         April 30, 2006           165           0.87766         0.87766
April 30, 2006            July 30, 2006           158           0.95758         0.95758
July 30, 2006          October 30, 2006           151           0.95570         0.95570
October 30, 2006       January 30, 2007           161           1.06623         1.06623
January 30, 2007         April 30, 2007           191           1.18634         1.11500
April 30, 2007            July 30, 2007           195           1.02094         1.02094
July 30, 2007          October 30, 2007           183           0.93846         0.93846
October 30, 2007       January 30, 2008           211           1.15301         1.11500
January 30, 2008         April 28, 2008           200           0.94787         0.94787
                                          -----------------------------------------------
                                                 Simple Index Price Return:      $2,000

                                               Index-linked Payment Amount:      $1,469

                                                    Minimum Payment Amount:      $1,000

                                                Maturity Redemption Amount:      $1,469
                                          -----------------------------------------------

In Examples 1, 2 and 3, the index basket value increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the index basket over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount in each quarterly valuation period never exceeds the 11.5% maximum quarterly performance amount of 1.115, and consequently, the index-linked payment amount of $2,000 equals the simple index price return of $2,000. The amount payable at maturity is the index-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the index basket value increases more than 11.5% in the quarters ending October 30, 2003, July 30, 2006 and October 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.115. Any significant decrease in the index basket value (see, for example, the quarter ending January 30, 2004) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,727 is less than the simple index price return of $2,000. Therefore, although the index basket value increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,727, representing a 72.7% increase above the issue price.

o In Example 3, the index basket value increases more than 11.5% in the quarters ending October 30, 2003, July 30, 2004, July 30, 2005, January 30, 2006, April 30, 2007 and January 30, 2008, and the quarterly performance amount for each of those periods is limited to the maximum of
     1.115. Any significant decrease in the index basket value (see, for example, the quarter ending April 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,469 is less than the simple index price return of $2,000. Therefore, although the index basket value increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,469, representing a 46.9% increase above the issue price.

                                            ---------------------------------------------
                                            Example 4
                                                                                  MPS
                                               Hypothetical      Basket        Quarterly
                                                  Ending          Index       Performance
       Period Start     Period End             Index Value     Performance      Amount
April    , 2003            April 30, 2003          105           1.05000        1.05000
April 30, 2003              July 30, 2003           98           0.93333        0.93333
July 30, 2003            October 30, 2003           93           0.94898        0.94898
October 30, 2003         January 30, 2004           96           1.03226        1.03226
January 30, 2004          April  30, 2004           90           0.93750        0.93750
April 30, 2004              July 30, 2004           87           0.96667        0.96667
July 30, 2004            October 30, 2004           88           1.01149        1.01149
October 30, 2004         January 30, 2005           90           1.02273        1.02273
January 30, 2005           April 30, 2005           87           0.96667        0.96667
April 30, 2005              July 30, 2005           80           0.91954        0.91954
July 30, 2005            October 30, 2005           81           1.01250        1.01250
October 30, 2005         January 30, 2006           77           0.95062        0.95062
January 30, 2006           April 30, 2006           78           1.01299        1.01299
April 30, 2006              July 30, 2006           75           0.96154        0.96154
July 30, 2006            October 30, 2006           82           1.09333        1.09333
October 30, 2006         January 30, 2007           80           0.97561        0.97561
January 30, 2007           April 30, 2007           82           1.02500        1.02500
April 30, 2007              July 30, 2007           88           1.07317        1.07317
July 30, 2007            October 30, 2007           87           0.98864        0.98864
October 30, 2007         January 30, 2008           79           0.90805        0.90805
January 30, 2008           April 28, 2008           85           1.07595        1.07595
                                            ---------------------------------------------
                                                  Simple Index Price Return:       $850

                                                Index-linked Payment Amount:       $850

                                                     Minimum Payment Amount:     $1,000

                                                 Maturity Redemption Amount:     $1,000
                                            ---------------------------------------------

                                            --------------------------------------------
                                            Example 5
                                                                                 MPS
                                              Hypothetical      Basket        Quarterly
                                                 Ending          Index       Performance
       Period Start     Period End             Index Value    Performance       Amount
April    , 2003            April 30, 2003          102          1.02000        1.02000
April 30, 2003              July 30, 2003          110          1.07843        1.07843
July 30, 2003            October 30, 2003          113          1.02727        1.02727
October 30, 2003         January 30, 2004          145          1.28319        1.11500
January 30, 2004          April  30, 2004          141          0.97241        0.97241
April 30, 2004              July 30, 2004          145          1.02837        1.02837
July 30, 2004            October 30, 2004          180          1.24138        1.11500
October 30, 2004         January 30, 2005          165          0.91667        0.91667
January 30, 2005           April 30, 2005          152          0.92121        0.92121
April 30, 2005              July 30, 2005          183          1.20395        1.11500
July 30, 2005            October 30, 2005          227          1.24044        1.11500
October 30, 2005         January 30, 2006          218          0.96035        0.98198
January 30, 2006           April 30, 2006          191          0.87615        0.87615
April 30, 2006              July 30, 2006          239          1.25131        1.11500
July 30, 2006            October 30, 2006          197          0.82427        0.82427
October 30, 2006         January 30, 2007          170          0.86294        0.86294
January 30, 2007           April 30, 2007          158          0.92941        0.92941
April 30, 2007              July 30, 2007          152          0.96203        0.96203
July 30, 2007            October 30, 2007          144          0.94737        0.94737
October 30, 2007         January 30, 2008          155          1.07639        1.07639
January 30, 2008           April 28, 2008          150          0.96774        0.96774
                                            --------------------------------------------
                                                  Simple Index Price Return:    $1,500

                                                Index-linked Payment Amount:      $888

                                                     Minimum Payment Amount:    $1,000

                                                 Maturity Redemption Amount:    $1,000
                                            --------------------------------------------

In Example 4, the index basket value decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amount in each quarterly valuation period never exceeds the 11.5% maximum quarterly performance amount of 1.115, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the index basket value decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is equal to the issue price.

                           *           *           *

In Example 5, the index basket value increases over the term of the MPS and ends above the initial value of 100. The index basket value increases more than 11.5% in the quarters ending January 30, 2004, October 30, 2004, July 30, 2005, October 30, 2005 and July 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.115. Any significant decrease in the index basket value (see, for example, the quarters ending April 30, 2006, October 30, 2006 and January 30, 2007) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $888 is less than the simple index price return of $1,500. Therefore, although the index basket value increases 50% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is only equal to the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index and the Nasdaq-100 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest       The terms of the MPS differ from those of
like ordinary debt            ordinary debt securities in that we will not pay
securities                    interest on the MPS. Because the index-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $1,000, representing the par amount of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.
                              The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount exceeds the principal amount of the MPS.

MPS will not be listed        The MPS will not be listed on any organized
                              securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value of each of the S&P 500 Index and the Nasdaq-100 Index at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index and the Nasdaq-100 Index

                              o    interest and yield rates in the market

                              o    geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect the securities underlying the S&P 500 Index, the Nasdaq-100 Index or stock markets generally and that may affect the value of the S&P 500 Index and the Nasdaq-100 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index and the Nasdaq-100 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the index basket value during previous quarterly valuation periods is greater than the magnitude of the increases in the index basket value during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the index basket value at the time of any such sale and the volatility of the index basket value will decrease over the term of the MPS.

                              You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances. We cannot guarantee that the quarterly performance of the index basket will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the index
an index basket consisting    basket on 21 period valuation dates during the
of the S&P 500 Index or the   term of the MPS and your participation in
Nasdaq-100 Index              quarterly increases is limited to 11.5%, it is
                              possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the index basket over the term of the MPS. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds 1.115, or 11.5%, during the 21 quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the index basket during any quarterly valuation period to a maximum of 11.5%, while your exposure to any decline in the value of the index basket during any quarterly valuation period will not be limited. It is possible that increases in the value of the index basket during some quarterly valuation periods will be offset by declines in the value of the index basket during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the index basket resulting from the 11.5% maximum quarterly performance amount, it is possible that increases in the value of the index basket that would otherwise offset declines in the value of the index basket will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,000 even if the index basket value increases over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the index basket.

                              You can review the historical values of the index basket, S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through March 31, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." You should also review the historical quarterly percent change for index basket values as calculated for each calendar quarter in the period from January 1, 1985 through March 31, 2003 in Annex A to this pricing supplement. You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances.

Increases in the value of     Price movements in the S&P 500 Index and the
the S&P 500 Index or the      Nasdaq-100 Index may not correlate with each
Nasdaq-100 Index may offset   other. At a time when the value of one of the
each other                    underlying indices increases, the value of the
                              other underlying index may not increase as much or may even decline in value. Therefore, in calculating the index basket value for a quarterly valuation period, increases in the value of one underlying index may be moderated, or wholly offset, by lesser increases or declines in the value of the other underlying index. As a result, it is possible for the return on your investment in the MPS to be substantially less than the return of a similar MPS security linked only to one or the other of the underlying indices. You can review the historical values of the index basket, the S&P 500 Index and the Nasdaq-100 Index, as well as a chart comparing the historical values of the index basket and the two underlying indices, for each calendar quarter in the period from January 1, 1998 through March
                              31, 2003 in the sections of this pricing supplement called "Description of MPS--Historical
                              Information" and "--Historical Chart." You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances.

Relative performance of the   Although the index basket is weighted equally
S&P 500 Index and the         between the two indices on the day we first offer
Nasdaq-100 Index could        the MPS for initial sale to the public, the
affect the relative impact    relative performance of the two indices over the
of each index on the value    term of the MPS will affect the impact that
of the MPS                    changes in the value of each underlying index
                              will have on changes to the index basket value.
                              For example, if one underlying index has declined relative to the other underlying index, the index that has declined will make up a smaller percentage of the index basket on subsequent period valuation dates. Consequently, subsequent increases in that underlying index will have less of an impact on the index basket value than the relatively higher index so that, for example, a 10% increase in the value of the underlying index with the poorer relative performance would not fully offset a 10% decrease in the value of the underlying index with the stronger relative performance.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index or the          responsible for calculating and maintaining the
Nasdaq-100 Index could        S&P 500 Index. You should not conclude that the
adversely affect the value    inclusion of a stock in the S&P 500 Index is an
of the MPS                    investment recommendation by us of that stock.
                              S&P can add, delete or substitute the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. S&P is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                              The Nasdaq Stock Market, Inc., or Nasdaq(R), is responsible for calculating and maintaining the Nasdaq-100 Index. Nasdaq can add, delete or substitute the stocks underlying the Nasdaq-100 Index or make other methodological changes that could change the value of the Nasdaq-100 Index. Nasdaq may discontinue or suspend calculation or dissemination of the Nasdaq-100 Index. Nasdaq is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                              S&P or Nasdaq may discontinue or suspend calculation or publication of the S&P 500 Index or the Nasdaq-100 Index, as the case may be, at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the index-linked payment amount will be based on the quarterly performance amounts and index values determined using the stocks underlying the S&P 500 Index or Nasdaq-100 Index, as the case may be, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index or the Nasdaq-100 Index last in effect prior to discontinuance of such index.

You have no                   As an investor in the MPS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index and the Nasdaq-100 Index.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              MPS. As calculation agent, MS & Co. will calculate the quarterly performance amounts and the index-linked payment amount. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index or the Nasdaq-100 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of MPS--Market
                              Disruption Event" and "--Discontinuance of the Underlying Indices; Alteration of Method of
                              Calculation."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the MPS
its affiliates could          (and possibly to other instruments linked to the
potentially adversely affect  S&P 500 Index, the Nasdaq-100 Index or their
the value of the S&P 500      respective component stocks), including trading
Index or the Nasdaq-100       in the stocks underlying the S&P 500 Index and
Index                         the Nasdaq-100 Index as well as in other
                              instruments related to the S&P 500 Index and the Nasdaq-100 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the Nasdaq-100 Index and other financial instruments related to the S&P 500
                              Index and the Nasdaq-100 Index on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the value of the S&P 500 Index or the Nasdaq-100 Index and, accordingly, could affect the payout to you on the MPS.

The MPS will be treated       You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the MPS. The MPS
debt instruments for          will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due April 30, 2008 Linked to the S&P 500 Index and the Nasdaq-100 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                , 2003

Maturity Date.........................  April 30, 2008, subject to extension in the event of a Market Disruption Event
                                        on the final Period Valuation Date for
                                        calculating the Index-linked Payment
                                        Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  617446JC4

ISIN..................................  US617446JC42

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary, which we refer to as
                                        DTC, of the Maturity Redemption Amount,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date) and (ii) deliver the
                                        aggregate cash amount due with respect
                                        to the MPS to the Trustee for delivery
                                        to DTC, as holder of the MPS, on the
                                        Maturity Date. We expect such amount of
                                        cash will be distributed to investors
                                        on the Maturity Date in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "--Discontinuance of
                                        the Underlying Indices; Alteration of
                                        Method of Calculation" and
                                        "--Book-Entry" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Minimum Payment Amount................  $1,000

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $1,000 times (ii) the
                                        product of the Quarterly Performance
                                        Amounts for each Quarterly Valuation
                                        Period over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i) 1.115 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Basket Value on the Period Valuation
                                        Date at the end of such Quarterly
                                        Valuation Period and the denominator of
                                        which will be the Index Basket Value on
                                        the Period Valuation Date at the
                                        beginning of such Quarterly Valuation
                                        Period, provided that for the first
                                        Quarterly Valuation Period, the
                                        denominator will be      , the Index
                                        Basket Value on the day we offer the MPS for initial sale to the public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to
                                        the public. The first Quarterly
                                        Valuation Period will be shorter than
                                        one calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each January, April, July
                                        and October, beginning April 30, 2003
                                        to and including January 30, 2008 and
                                        (ii) April 28, 2008, in each case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including April 2003
                                        to and including January 2008 is not a
                                        Trading Day or if a Market Disruption
                                        Event occurs on any such date, such
                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any
                                        of the scheduled Period Valuation Dates
                                        occurring from and including April 2003
                                        to and including January 2008 and on
                                        each of the five Trading Days
                                        immediately succeeding that scheduled
                                        Period Valuation Date, then (i) such
                                        fifth succeeding Trading Day will be
                                        deemed to be the relevant Period
                                        Valuation Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day, and (ii) with respect to
                                        any such fifth Trading Day on which a
                                        Market Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the underlying index or
                                        indices on which the occurrence of a
                                        suspension, absence or material
                                        limitation of trading of stock has
                                        resulted in a Market Disruption Event
                                        on such fifth Trading Day in accordance
                                        with the formula for calculating the
                                        value of the S&P 500 Index and/or the
                                        Nasdaq-100 Index last in effect prior
                                        to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the S&P 500 Index
                                        and/or the Nasdaq-100 Index.

                                        If April 28, 2008 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading

                                        Day during which no Market Disruption
                                        Event shall have occurred. See also
                                        "--Maturity Date" above.

Index Basket..........................  The Index Basket consists of the S&P
                                        500 Index and the Nasdaq-100 Index,
                                        each represented in the Index Basket at
                                        its applicable Index Representation as
                                        of April   , 2003 (each, with any
                                        Successor Index, an "Underlying
                                        Index").

Index Basket Value....................  The Index Basket Value on any Trading
                                        Day will equal the sum of (i) the S&P
                                        500 Index Closing Value times the S&P
                                        500 Index Multiplier and (ii) the
                                        Nasdaq-100 Index Closing Value times
                                        the Nasdaq-100 Index Multiplier. In
                                        certain circumstances, the Index Basket
                                        Value will be based on the alternate
                                        calculation of the S&P 500 Index or
                                        Nasdaq-100 Index described under
                                        "--Discontinuance of the Underlying
                                        Indices; Alteration of Method of
                                        Calculation."

S&P 500 Index Closing Value...........  The S&P 500 Index Closing Value on any
                                        Trading Day will equal the official
                                        closing value of the S&P 500 Index or
                                        any Successor Index (as defined under
                                        "--Discontinuance of the Underlying
                                        Indices; Alteration of Method of
                                        Calculation" below) published following
                                        the close of the principal trading
                                        sessions of the New York Stock Exchange
                                        (the "NYSE"), the American Stock
                                        Exchange LLC (the "AMEX") and the
                                        Nasdaq National Market on that Trading
                                        Day.

S&P 500 Index Multiplier..............  The S&P 500 Index Multiplier will be equal to the Index Representation
                                        divided by the S&P 500 Index Closing
                                        Value on the day we first offer the MPS
                                        for initial sale to the public.

Nasdaq-100 Index Closing Value........  The Nasdaq-100 Index Closing Value on
                                        any Trading Day will equal the official
                                        closing value of the Nasdaq-100 Index
                                        or any Successor Index (as defined
                                        under "--Discontinuance of the
                                        Underlying Indices; Alteration of
                                        Method of Calculation" below) at the
                                        regular official weekday close of the
                                        principal trading session of the Nasdaq
                                        National Market on that Trading Day.

Nasdaq-100 Index Multiplier...........  The Nasdaq-100 Index Multiplier will be equal to the Index Representation
                                        divided by the Nasdaq-100 Index Closing
                                        Value on the day we first offer the MPS
                                        for initial sale to the public.

Index Representation..................  50 (for each Underlying Index).

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the MPS. Your
                                        beneficial interest in the MPS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. You may
                                        also hold your beneficial interest in
                                        the MPS through Clearstream, Luxembourg
                                        or the Euroclear operator directly, if
                                        you are a participant in those systems,
                                        or indirectly through a securities
                                        intermediary acting on your behalf
                                        as a direct or indirect participant in
                                        those systems. Clearstream, Luxembourg
                                        and the Euroclear operator will hold
                                        beneficial interests on behalf of their
                                        participants on the books of their
                                        respective depositories, which in turn
                                        will hold beneficial interests in the
                                        MPS on the books of DTC. See "Series C
                                        Notes and Series C Units Offered on a
                                        Global Basis" in the accompanying
                                        prospectus supplement. In this pricing
                                        supplement, all references to actions
                                        taken by you or to be taken by you
                                        refer to actions taken or to be taken
                                        by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        MPS, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the Index Basket, (i) the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of either the S&P 500 Index or the
                                        Nasdaq-100 Index (or any Successor
                                        Index) on the Relevant Exchanges for
                                        such securities for the same period of
                                        trading longer than two hours or during
                                        the one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of either Underlying Index (or any
                                        Successor Index) during the last
                                        one-half hour preceding the close of
                                        the principal trading session on such
                                        Relevant Exchange are materially
                                        inaccurate; or the suspension, material
                                        limitation or absence of trading on any
                                        major U.S. securities market for
                                        trading in futures or options contracts
                                        or exchange traded funds related to the
                                        relevant index (or any Successor Index)
                                        for more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of the principal
                                        trading session on such market, in each
                                        case as determined by the Calculation
                                        Agent in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that the
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of Morgan Stanley or any of its
                                        affiliates to adjust or unwind all or a
                                        material portion of the hedge with
                                        respect to the MPS.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index or the Nasdaq-100
                                        Index is materially suspended or
                                        materially limited at that time, then
                                        the relevant percentage contribution of
                                        that security to the level of such
                                        Underlying Index shall be based on a
                                        comparison of (x) the portion of the
                                        level of the Underlying Index
                                        attributable to that security relative
                                        to (y) the overall level of such

                                        Underlying Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        or the Nasdaq-100 Index by the primary
                                        securities market trading in such
                                        contracts by reason of (a) a price
                                        change exceeding limits set by such
                                        exchange or market, (b) an imbalance of
                                        orders relating to such contracts or
                                        (c) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index or the Nasdaq-100
                                        Index and (5) a "suspension, absence or
                                        material limitation of trading" on any
                                        Relevant Exchange or on the primary
                                        market on which futures or options
                                        contracts related to the S&P 500 Index
                                        or the Nasdaq-100 Index are traded will
                                        not include any time when such market
                                        is itself closed for trading under
                                        ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index, Nasdaq-100 Index
                                        or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Basket
                                        Value for any Period Valuation Date
                                        scheduled to occur on or after such
                                        date of acceleration were the Index
                                        Basket Value on the date of
                                        acceleration. Therefore, the Quarterly
                                        Performance Amount for the then current
                                        Quarterly Valuation Period would be
                                        equal to the Index Basket Value on the
                                        date of acceleration divided by the
                                        Index Basket Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, and the
                                        Quarterly Performance Amount for each
                                        remaining Quarterly Valuation Period
                                        would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Maturity Redemption Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of the Underlying
                                        Indices; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Underlying Indices....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index and the
                                        Nasdaq-100 Index, including, without
                                        limitation, its make-up, method of
                                        calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P or Nasdaq. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        The S&P 500 Index

                                        The S&P 500 Index was developed by S&P
                                        and is calculated, maintained and
                                        published by S&P. The S&P 500 Index is
                                        intended to provide a performance
                                        benchmark for the U.S. equity markets.
                                        The calculation of the value of the S&P
                                        500 Index (discussed below in further
                                        detail) is based on the relative value
                                        of the aggregate Market Value (as
                                        defined below) of the common stocks of
                                        500 companies (the "Component Stocks")
                                        as of a particular time as compared to
                                        the aggregate average Market Value of
                                        the common stocks of 500 similar
                                        companies during the base period of the
                                        years 1941 through 1943. The "Market
                                        Value" of any Component Stock is the
                                        product of the market price per share
                                        and the number of the then outstanding
                                        shares of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the

                                        S&P 500 Index to achieve the objectives
                                        stated above. Relevant criteria
                                        employed by S&P include the viability
                                        of the particular company, the extent
                                        to which that company represents the
                                        industry group to which it is assigned,
                                        the extent to which the company's
                                        common stock is widely-held and the
                                        Market Value and trading activity of
                                        the common stock of that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                                 Divisor
                                                Type of                                                        Adjustment
                                           Corporate Action                    Adjustment Factor                Required
                                        ----------------------------     ---------------------------------     ----------
                                        Stock split                      Shares Outstanding multiplied              No
                                            (i.e., 2-for-1)              by 2; Stock Price divided by 2

                                                                                                                 Divisor
                                                Type of                                                        Adjustment
                                           Corporate Action                    Adjustment Factor                Required
                                        ----------------------------     ---------------------------------     ----------
                                        Share issuance                   Shares Outstanding plus newly             Yes
                                            (i.e., change >= 5%)         issued Shares

                                        Share repurchase                 Shares Outstanding minus                  Yes
                                            (i.e., change >= 5%)         Repurchased Shares

                                        Special cash                     Share Price minus Special                 Yes
                                            dividends                    Dividend

                                        Company change                   Add new company Market                    Yes
                                                                         Value minus old company
                                                                         Market Value

                                        Rights offering                  Price of parent company minus             Yes

                                                                            Price of Rights
                                                                           ----------------
                                                                          (   Right Ratio  )

                                        Spin-Off                         Price of parent company minus             Yes

                                                                            Price of Spinoff Co.
                                                                          ---------------------
                                                                         ( Share Exchange Ratio )

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        ---------------------------------   =   Pre-Event Index Value
                                                   New Divisor

                                                         Post-Event Aggregate Market Value
                                        New Divisor  =   ---------------------------------
                                                               Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are updated, the Index Divisor is
                                        adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are
                                        carefully reviewed on a weekly basis,
                                        and when appropriate, an immediate
                                        adjustment is made to the Index
                                        Divisor.

                                        The Nasdaq-100 Index

                                        The Nasdaq-100 Index was developed by
                                        Nasdaq, is determined, comprised and
                                        calculated by Nasdaq and was first
                                        published in January 1985. The
                                        Nasdaq-100 Index is a modified
                                        capitalization-weighted index of 100 of
                                        the largest non-financial companies
                                        listed on the Nasdaq National Market
                                        tier of The Nasdaq Stock Market. The
                                        Nasdaq-100 Index constitutes a broadly
                                        diversified segment of the largest
                                        securities listed on The Nasdaq Stock
                                        Market and includes companies across a
                                        variety of major industry groups. At
                                        any moment in time, the value of the
                                        Nasdaq-100 Index equals the aggregate
                                        value of the then-current Nasdaq-100
                                        Index share weights of each of the
                                        Nasdaq-100 Index component securities,
                                        which are based on the total shares
                                        outstanding of each such Nasdaq-100
                                        Index component security, multiplied by
                                        each such security's respective last
                                        sale price on The Nasdaq Stock Market,
                                        and divided by a scaling factor (the
                                        "divisor"), which becomes the basis for
                                        the reported Nasdaq-100 Index value.
                                        The divisor serves the purpose of
                                        scaling such aggregate value (otherwise
                                        in the trillions) to a lower order of
                                        magnitude which is more desirable for
                                        Nasdaq-100 Index reporting purposes.

                                        To be eligible for inclusion in the
                                        Nasdaq-100 Index, a security must be
                                        traded on the Nasdaq National Market
                                        tier of The Nasdaq Stock Market and
                                        meet the other eligibility criteria,
                                        including the following: the security
                                        must be of a non-financial company;
                                        only one class of security per issuer
                                        is allowed; the security may not be
                                        issued by an issuer currently in
                                        bankruptcy proceedings; the security
                                        must have an average daily trading
                                        volume of at least 200,000 shares; the
                                        security must have "seasoned" on The
                                        Nasdaq Stock Market or another
                                        recognized market (generally a company
                                        is considered to be seasoned by Nasdaq
                                        if it has been listed on a market for
                                        at least two years; in the case of
                                        spin-offs, the operating history of the
                                        spin-off will be considered); if the
                                        security would otherwise qualify to be
                                        in the top 25% of the securities
                                        included in the Nasdaq-100 Index by
                                        market capitalization for the six prior
                                        consecutive month ends, then a one-
                                        year "seasoning" criteria would apply;
                                        if the security is of a foreign issuer,
                                        it must have listed options or be
                                        eligible for listed-options trading;
                                        the issuer of the security may not have
                                        annual financial statements with an
                                        audit opinion which the auditor or the
                                        company have indicated cannot be
                                        currently relied upon; and the issuer
                                        of the security may not have entered
                                        into a definitive agreement or other
                                        arrangement which would result in the
                                        security no longer being listed on The
                                        Nasdaq Stock Market within the next six
                                        months.

                                        In addition, to be eligible for
                                        continued inclusion in the Nasdaq-100
                                        Index, the following criteria apply:
                                        the security must be listed on the
                                        Nasdaq National Market; the security
                                        must be of a non-financial company; the
                                        security may not be issued by an issuer
                                        currently in bankruptcy proceedings;
                                        the security must have an average daily
                                        trading volume of at least 200,000
                                        shares; if the security is of a foreign
                                        issuer, it must have listed options or
                                        be eligible for listed-
                                        options trading; the issuer of the
                                        security may not have annual financial
                                        statements with an audit opinion which
                                        the auditor or the company have
                                        indicated cannot be currently relied
                                        upon; and the security must have an
                                        adjusted market capitalization equal to
                                        or exceeding 0.10% of the aggregate
                                        adjusted market capitalization of the
                                        Nasdaq-100 Index at each month end. In
                                        the event a company does not meet this
                                        criterion for two consecutive month
                                        ends, it will be removed from the
                                        Nasdaq-100 Index effective after the
                                        close of trading on the third Friday of
                                        the following month.

                                        The securities in the Nasdaq-100 Index
                                        are monitored every day by Nasdaq with
                                        respect to changes in total shares
                                        outstanding arising from secondary
                                        offerings, stock repurchases,
                                        conversions or other corporate actions.
                                        Nasdaq has adopted the following
                                        quarterly scheduled weight adjustment
                                        procedures with respect to such
                                        changes. If the change in total shares
                                        outstanding arising from such corporate
                                        action is greater than or equal to
                                        5.0%, such change is made to the
                                        Nasdaq-100 Index on the evening prior
                                        to the effective date of such corporate
                                        action or as soon as practical
                                        thereafter. Otherwise, if the change in
                                        total shares outstanding is less than
                                        5.0%, then all such changes are
                                        accumulated and made effective at one
                                        time on a quarterly basis after the
                                        close of trading on the third Friday in
                                        each of March, June, September and
                                        December. In either case, the
                                        Nasdaq-100 Index share weights for such
                                        Nasdaq-100 Index component securities
                                        are adjusted by the same percentage
                                        amount by which the total shares
                                        outstanding have changed in such
                                        Nasdaq-100 Index component securities.

                                        Additionally, Nasdaq may periodically
                                        (ordinarily, several times per quarter)
                                        replace one or more component
                                        securities in the Nasdaq-100 Index due
                                        to mergers, acquisitions, bankruptcies
                                        or other market conditions, or due to
                                        delisting if an issuer chooses to list
                                        its securities on another marketplace,
                                        or if the issuers of such component
                                        securities fail to meet the criteria
                                        for continued inclusion in the
                                        Nasdaq-100 Index.

                                        The Nasdaq-100 Index share weights are
                                        also subject, in certain cases, to a
                                        rebalancing (see "Rebalancing of the
                                        Nasdaq-100 Index for Modified
                                        Capitalization-Weighted Methodology"
                                        below).

                                        Ordinarily, whenever there is a change
                                        in the Nasdaq-100 Index share weights
                                        or a change in a component security
                                        included in the Nasdaq-100 Index,
                                        Nasdaq adjusts the divisor to assure
                                        that there is no discontinuity in the
                                        value of the Nasdaq-100 Index which
                                        might otherwise be caused by such
                                        change.

                                        The table under "Historical
                                        Information" below shows the actual
                                        performance of the Nasdaq-100 Index for
                                        the period between January 1, 1997 and
                                        December 12, 2002. Stock prices
                                        fluctuated widely during this period.
                                        The results shown should not be
                                        considered as a representation of the
                                        income yield or capital gain or loss
                                        that may be generated by the Nasdaq-100
                                        Index in the future.

                                            Annual Ranking Review

                                        The Nasdaq-100 Index component
                                        securities are evaluated on an annual
                                        basis, except under extraordinary
                                        circumstances which may result in an
                                        interim evaluation, the "Annual Ranking
                                        Review," as described below. Securities
                                        listed on The Nasdaq Stock Market which
                                        meet the eligibility criteria described
                                        above are ranked by market value.
                                        Nasdaq-100 Index-eligible securities
                                        which are already in the Nasdaq-100
                                        Index and which are in the top 150
                                        eligible securities (based on market
                                        value) are retained in the Nasdaq-100
                                        Index provided that such security was
                                        ranked in the top 100 eligible
                                        securities as of the previous year's
                                        ranking review. Securities not meeting
                                        such criteria are replaced. The
                                        replacement securities chosen are the
                                        largest market capitalization
                                        Nasdaq-100 Index-eligible securities
                                        not currently in the Nasdaq-100 Index.
                                        Generally, the list of annual additions
                                        and deletions is publicly announced via
                                        a press release in the early part of
                                        December. Replacements are made
                                        effective after the close of trading on
                                        the third Friday in December. Moreover,
                                        if at any time during the year a
                                        Nasdaq-100 Index component security is
                                        no longer traded on The Nasdaq Stock
                                        Market, or is otherwise determined by
                                        Nasdaq to become ineligible for
                                        continued inclusion in the Nasdaq-100
                                        Index, the security will be replaced
                                        with the largest market capitalization
                                        security not currently in the
                                        Nasdaq-100 Index and meeting the
                                        Nasdaq-100 Index eligibility criteria
                                        listed above.

                                            Rebalancing of the Nasdaq-100 Index
                                            for Modified Capitalization-Weighted
                                            Methodology

                                        Effective after the close of trading on
                                        December 18, 1998, the Nasdaq-100 Index
                                        has been calculated under a "modified
                                        capitalization-weighted" methodology,
                                        which is a hybrid between equal
                                        weighting and conventional
                                        capitalization weighting. This
                                        methodology is expected to: (1) retain
                                        in general the economic attributes of
                                        capitalization weighting; (2) promote
                                        portfolio weight diversification
                                        (thereby limiting domination of the
                                        Nasdaq-100 Index by a few large
                                        stocks); (3) reduce Nasdaq-100 Index
                                        performance distortion by preserving
                                        the capitalization ranking of
                                        companies; and (4) reduce market impact
                                        on the smallest Nasdaq-100 Index
                                        component securities from necessary
                                        weight rebalancings.

                                        Under the methodology employed, on a
                                        quarterly basis coinciding with
                                        Nasdaq's quarterly scheduled weight
                                        adjustment procedures described above,
                                        the Nasdaq-100 Index component
                                        securities are categorized as either
                                        "Large Stocks" or "Small Stocks"
                                        depending on whether their current
                                        percentage weights (after taking into
                                        account such scheduled weight
                                        adjustments due to stock repurchases,
                                        secondary offerings or other corporate
                                        actions) are greater than, or less than
                                        or equal to, the average percentage
                                        weight in the Nasdaq-100 Index (i.e.,
                                        as a 100-stock index, the average
                                        percentage weight in the Nasdaq-100
                                        Index is 1.0%).

                                        Such quarterly examination will result
                                        in a Nasdaq-100 Index rebalancing if
                                        either one or both of the following two
                                        weight distribution requirements are
                                        not met: (1) the current weight of the
                                        single largest market capitalization
                                        Nasdaq-100 Index component security
                                        must be less than or equal to 24.0% and
                                        (2) the "collective weight" of those
                                        Nasdaq-100 Index component securities
                                        whose individual current weights are in
                                        excess of 4.5%, when added together,
                                        must be less than or equal to 48.0%. In
                                        addition, Nasdaq may conduct a special
                                        rebalancing if it is determined
                                        necessary to maintain the integrity of
                                        the Nasdaq-100 Index.

                                        If either one or both of these weight
                                        distribution requirements are not met
                                        upon quarterly review or Nasdaq
                                        determines that a special rebalancing
                                        is required, a weight rebalancing will
                                        be performed in accordance with the
                                        following plan. First, relating to
                                        weight distribution requirement (1)
                                        above, if the current weight of the
                                        single largest Nasdaq-100 Index
                                        component security exceeds 24.0%, then
                                        the weights of all Large Stocks will be
                                        scaled down proportionately towards
                                        1.0% by enough for the adjusted weight
                                        of the single largest Nasdaq-100 Index
                                        Security to be set to 20.0%. Second,
                                        relating to weight distribution
                                        requirement (2) above, for those
                                        Nasdaq-100 Index component securities
                                        whose individual current weights or
                                        adjusted weights in accordance with the
                                        preceding step are in excess of 4.5%,
                                        if their "collective weight" exceeds
                                        48.0%, then the weights of all Large
                                        Stocks will be scaled down
                                        proportionately towards 1.0% by just
                                        enough for the "collective weight," so
                                        adjusted, to be set to 40.0%.

                                        The aggregate weight reduction among
                                        the Large Stocks resulting from either
                                        or both of the above rescalings will
                                        then be redistributed to the Small
                                        Stocks in the following iterative
                                        manner. In the first iteration, the
                                        weight of the largest Small Stock will
                                        be scaled upwards by a factor which
                                        sets it equal to the average Nasdaq-100
                                        Index weight of 1.0%. The weights of
                                        each of the smaller remaining Small
                                        Stocks will be scaled up by the same
                                        factor reduced in relation to each
                                        stock's relative ranking among the
                                        Small Stocks such that the smaller the
                                        Nasdaq-100 Index component security in
                                        the ranking, the less the scale-up of
                                        its weight. This is intended to reduce
                                        the market impact of the weight
                                        rebalancing on the smallest component
                                        securities in the Nasdaq-100 Index.

                                        In the second iteration, the weight of
                                        the second largest Small Stock, already
                                        adjusted in the first iteration, will
                                        be scaled upwards by a factor which
                                        sets it equal to the average index
                                        weight of 1.0%. The weights of each of
                                        the smaller remaining Small Stocks will
                                        be scaled up by this same factor
                                        reduced in relation to each stock's
                                        relative ranking among the Small Stocks
                                        such that, once again, the smaller the
                                        stock in the ranking, the less the
                                        scale-up of its weight.

                                        Additional iterations will be performed
                                        until the accumulated increase in
                                        weight among the Small Stocks exactly
                                        equals the aggregate weight reduction
                                        among the Large Stocks from rebalancing
                                        in accordance with weight distribution
                                        requirement (1) and/or weight
                                        distribution requirement (2).

                                        Then, to complete the rebalancing
                                        procedure, once the final percent
                                        weights of each Nasdaq-100 Index
                                        Security are set, the Nasdaq-100 Index
                                        share weights will be determined anew
                                        based upon the last sale
                                        prices and aggregate capitalization of
                                        the Nasdaq-100 Index at the close of
                                        trading on the Thursday in the week
                                        immediately preceding the week of the
                                        third Friday in March, June, September,
                                        and December. Changes to the Nasdaq-100
                                        Index share weights will be made
                                        effective after the close of trading on
                                        the third Friday in March, June,
                                        September, and December and an
                                        adjustment to the Nasdaq-100 Index
                                        divisor will be made to ensure
                                        continuity of the Nasdaq-100 Index.

                                        Ordinarily, new rebalanced weights will
                                        be determined by applying the above
                                        procedures to the current Nasdaq-100
                                        Index share weights. However, Nasdaq
                                        may from time to time determine
                                        rebalanced weights, if necessary, by
                                        instead applying the above procedure to
                                        the actual current market
                                        capitalization of the Nasdaq-100 Index
                                        components. In such instances, Nasdaq
                                        would announce the different basis for
                                        rebalancing prior to its
                                        implementation.

                                        In this pricing supplement, unless the
                                        context requires otherwise, references
                                        to the Nasdaq-100 Index will include
                                        any Successor Index and references to
                                        Nasdaq will include any successor to
                                        The Nasdaq Stock Market.

Discontinuance of the Underlying
  Indices; Alteration of Method
  of Calculation......................  If the publication of either Underlying
                                        Index is discontinued and a successor
                                        or substitute index that MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole discretion, to be comparable
                                        to the discontinued Underlying Index
                                        (such index being referred to herein as
                                        a "Successor Index"), then any
                                        subsequent S&P 500 Index Closing Value
                                        or Nasdaq-100 Index Closing Value
                                        (each, an "Index Value") will be
                                        determined by reference to the value of
                                        such Successor Index at the regular
                                        official weekday close of the principal
                                        trading session of the NYSE, the AMEX,
                                        the Nasdaq National Market or the
                                        relevant exchange or market for the
                                        Successor Index on the date that any
                                        Index Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If the publication of an Underlying
                                        Index is discontinued prior to, and
                                        such discontinuance is continuing on,
                                        any Period Valuation Date and MS & Co.,
                                        as the Calculation Agent, determines,
                                        in its sole discretion, that no
                                        Successor Index is available at such
                                        time, then the Calculation Agent will
                                        determine the Index Value for such
                                        date. The Index Value will be computed
                                        by the Calculation Agent in accordance
                                        with the formula for calculating such
                                        Underlying Index last in effect prior
                                        to such discontinuance, using the
                                        closing price (or, if trading in the
                                        relevant securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on
                                        such date of each security most
                                        recently comprising the Underlying
                                        Index without any rebalancing or
                                        substitution of such securities
                                        following such discontinuance.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of an Underlying Index may
                                        adversely affect the value of the MPS.

                                        If at any time the method of
                                        calculating an Underlying Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        an Underlying Index or a Successor
                                        Index is in any other way modified so
                                        that such index does not, in the
                                        opinion of MS & Co., as the Calculation
                                        Agent, fairly represent the value of
                                        such Underlying Index or such Successor
                                        Index had such changes or modifications
                                        not been made, then, from and after
                                        such time, the Calculation Agent will,
                                        at the close of business in New York
                                        City on each date on which the Index
                                        Value is to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to such Underlying Index or
                                        such Successor Index, as the case may
                                        be, as if such changes or modifications
                                        had not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to such Underlying Index
                                        or such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating an Underlying Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of such Underlying
                                        Index or such Successor Index as if it
                                        had not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following tables set forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the
                                        Index Basket, as well as the S&P 500
                                        Index and the Nasdaq-100 Index, for
                                        each quarter in the period from January
                                        1, 1998 through March 31, 2003. The
                                        Index Value on April 9, 2003 was 865.99
                                        for the S&P 500 Index and 1023.52 for
                                        the Nasdaq-100 Index. For purposes of
                                        the Index Basket Value table, the
                                        historical Index Basket Values assume
                                        an Index Basket level of 100 on March
                                        31, 2003 and an S&P 500 Index
                                        Multiplier and a Nasdaq-100 Index
                                        Multiplier based on the closing values
                                        of the Underlying Indices on that date.
                                        On that basis, the Index Basket Value
                                        on April 9, 2003 was 101.26. We
                                        obtained the information in the tables
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical values of the Index
                                        Basket, the S&P 500 Index and the
                                        Nasdaq-100 Index should not be taken as
                                        an indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the Index
                                        Basket, the S&P 500 Index or the
                                        Nasdaq-100 Index on any Period
                                        Valuation Date. We cannot give you any
                                        assurance that the performance of the
                                        Index Basket will result in an
                                        Index-linked Payment Amount in excess
                                        of $1,000.

                                        The Index Basket Value

                                        The historical Index Basket Values in
                                        the table below assume an Index Basket
                                        Value of 100 at March 31, 2003.

                                                                            High          Low         Period End
                                                                         ----------    ----------     ----------
                                        1998:
                                            First Quarter...........        124.86        101.62        124.86
                                            Second Quarter..........        132.87        120.96        132.48
                                            Third Quarter...........        141.82        112.40        125.99
                                            Fourth Quarter..........        162.70        111.97        162.58
                                        1999:
                                            First Quarter...........        182.50        163.42        179.90
                                            Second Quarter..........        193.66        172.60        193.66
                                            Third Quarter...........        204.36        181.75        193.81
                                            Fourth Quarter..........        268.61        189.87        268.61
                                        2000:
                                            First Quarter...........        320.76        246.71        304.20
                                            Second Quarter..........        300.03        229.39        270.49
                                            Third Quarter...........        290.86        254.38        259.94
                                            Fourth Quarter..........        254.40        183.05        192.77
                                        2001:
                                            First Quarter...........        214.25        144.40        145.62
                                            Second Quarter .........        178.14        132.32        162.01
                                            Third Quarter...........        162.58        112.25        118.71
                                            Fourth Quarter..........        153.46        117.73        145.09
                                        2002:
                                            First Quarter...........        151.34        129.90        138.95
                                            Second Quarter .........        140.16        107.74        109.96
                                            Third Quarter...........        110.38         88.92         88.92
                                            Fourth Quarter..........        110.60         85.42        100.18
                                        2003:
                                            First Quarter...........        108.66         94.27        100.00

                                        You should also review the historical
                                        quarterly percent change of the Index
                                        Basket Value as calculated for each
                                        calendar quarter in the period from
                                        January 1985 through March 31, 2003 in
                                        Annex A to this pricing supplement.

                                        The S&P 500 Index

                                                                            High          Low         Period End
                                                                         ----------    ----------     ----------
                                        1998:
                                            First Quarter...........       1105.65        927.69       1101.75
                                            Second Quarter..........       1138.49       1077.01       1133.84
                                            Third Quarter...........       1186.75        957.28       1017.01
                                            Fourth Quarter..........       1241.81        959.44       1229.23
                                        1999:
                                            First Quarter...........       1316.55       1212.19       1286.37
                                            Second Quarter..........       1372.71       1281.41       1372.71
                                            Third Quarter...........       1418.78       1268.37       1282.71
                                            Fourth Quarter..........       1469.25       1247.41       1469.25
                                        2000:
                                            First Quarter...........       1527.46       1333.36       1498.58
                                            Second Quarter..........       1516.35       1356.56       1454.60
                                            Third Quarter...........       1520.77       1419.89       1436.51

                                                                            High          Low         Period End
                                                                         ----------    ----------     ----------
                                            Fourth Quarter..........       1436.28       1264.74       1320.28
                                        2001:
                                            First Quarter...........       1373.73       1117.58       1160.33
                                            Second Quarter .........       1312.83       1103.25       1224.42
                                            Third Quarter...........       1236.72        965.80       1040.94
                                            Fourth Quarter..........       1170.35       1038.55       1148.08
                                        2002:
                                            First Quarter...........       1172.51       1080.17       1147.39
                                            Second Quarter .........       1146.54        973.53        989.82
                                            Third Quarter...........        989.03        797.70        815.28
                                            Fourth Quarter..........        938.87        776.76        879.82
                                        2003:
                                            First Quarter...........        931.66        800.73        848.18

                                        The Nasdaq-100 Index

                                                                            High          Low         Period End
                                                                         ----------    ----------     ----------
                                        1998:
                                            First Quarter..........        1220.66        956.19       1220.66
                                            Second Quarter.........        1339.71       1163.98       1337.34
                                            Third Quarter..........        1465.89       1140.34       1345.48
                                            Fourth Quarter.........        1836.01       1128.88       1836.01
                                        1999:
                                            First Quarter..........        2144.66       1854.39       2106.39
                                            Second Quarter.........        2296.77       1967.84       2296.77
                                            Third Quarter..........        2545.41       2163.77       2407.90
                                            Fourth Quarter.........        3707.83       2362.11       3707.83
                                        2000:
                                            First Quarter..........        4704.73       3340.81       4397.84
                                            Second Quarter.........        4291.53       3023.42       3763.79
                                            Third Quarter..........        4099.30       3477.31       3570.61
                                            Fourth Quarter.........        3457.97       2210.32       2341.70
                                        2001:
                                            First Quarter..........        2730.05       1563.14       1573.25
                                            Second Quarter ........        2052.57       1370.75       1830.19
                                            Third Quarter..........        1827.07       1126.95       1168.37
                                            Fourth Quarter.........        1720.91       1151.24       1577.05
                                        2002:
                                            First Quarter..........        1675.03       1348.25       1452.81
                                            Second Quarter ........        1478.52       1022.74       1051.41
                                            Third Quarter..........        1060.89        832.52        832.52
                                            Fourth Quarter.........        1127.06        804.64        984.36
                                        2003:
                                            First Quarter..........        1094.87        951.90       1018.66

Historical Chart......................  The following chart shows the historical quarterly values of the
                                        Index Basket, the S&P 500 Index and the
                                        Nasdaq-100 Index (assuming that each of
                                        the Underlying Indices are weighted
                                        equally in calculating the Index Basket
                                        Value at March 31, 2003). The chart
                                        covers the period from January 1, 1998
                                        through March 31, 2003. The historical
                                        performance of the Index Basket Value
                                        and the Underlying Indices cannot be
                                        taken as an indication of their future
                                        performance.

                               [GRAPHIC OMITTED]


Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the MPS by taking positions in the
                                        stocks underlying the Index Basket, in
                                        futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index and the Nasdaq-100 Index or their
                                        component securities, or positions in
                                        any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. In the
                                        event that we pursue such a hedging
                                        strategy, the price at which we are
                                        able to purchase such positions may be
                                        a factor in determining the pricing of
                                        the MPS. Purchase activity could
                                        potentially increase the value of the
                                        S&P 500 Index and the Nasdaq-100
                                        Index, and therefore effectively
                                        increase the Index Basket Values that
                                        must prevail on the Period Valuation
                                        Dates in order for you to receive at
                                        maturity a payment per MPS that exceeds
                                        the Minimum Payment Amount. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the MPS, including on the Period
                                        Valuation Dates, by purchasing and
                                        selling the stocks underlying the Index
                                        Basket, futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index, the Nasdaq-100 Index or their
                                        component stocks or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling all or
                                        part of our hedge position on one or
                                        more Period Valuation Dates. Although
                                        we have no reason to believe that our
                                        hedging activity will have a material
                                        impact on the value of the Index
                                        Basket, we cannot give any assurance
                                        that we will not affect such value as a
                                        result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement. The Agent may allow
                                        a concession not in excess of     % of
                                        the principal amount of the MPS to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the MPS against payment
                                        therefor in New York, New York on
                                                    , 2003. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        The MPS are being offered on a global
                                        basis. See "Series C Notes and Series C
                                        Units Offered on a Global Basis" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for
                                        that purpose is required. No offers,
                                        sales or deliveries of the MPS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus or any other
                                        offering material relating to the MPS,
                                        may be made in or from any jurisdiction
                                        except in circumstances which will
                                        result in compliance with any
                                        applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i)
                                        will comply with all applicable laws
                                        and regulations in force in any
                                        jurisdiction in which it purchases,
                                        offers, sells or delivers the MPS or
                                        possesses or distributes this pricing
                                        supplement and the accompanying
                                        prospectus supplement and prospectus
                                        and (ii) will obtain any consent,
                                        approval or permission required by it
                                        for the purchase, offer or sale by it
                                        of the MPS under the laws and
                                        regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the MPS. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to such offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Hong Kong

                                        The Agent and each dealer has
                                        represented and agreed that (1) it has
                                        not offered or sold and will not offer
                                        or sell in Hong Kong, by means of any
                                        document, any MPS other than to persons
                                        whose ordinary business it is to buy or
                                        sell shares or debentures, whether as
                                        principal or agent, or in circumstances
                                        which do not constitute an offer to the
                                        public within the meaning of the
                                        Companies Ordinance (Cap. 32) of Hong
                                        Kong and (2) it has not issued and will
                                        not issue any invitation or
                                        advertisement relating to the MPS in
                                        Hong Kong (except if permitted to do so
                                        under the securities laws of Hong Kong)
                                        other than with respect to MPS which
                                        are intended to be disposed of to
                                        persons outside Hong Kong or only to
                                        persons whose business involves the
                                        acquisition, disposal or holding of
                                        securities, whether as principal or
                                        agent.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the

                                        MPS may not be circulated or
                                        distributed, nor may the MPS be offered
                                        or sold, or be made the subject of an
                                        invitation for subscription or
                                        purchase, whether directly or
                                        indirectly, to persons in Singapore
                                        other than under circumstances in which
                                        such offer, sale or invitation does not
                                        constitute an offer or sale, or
                                        invitation for subscription or
                                        purchase, of the MPS to the public in
                                        Singapore.

License Agreement between
Standard & Poor's Corporation and
Morgan Stanley........................  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the MPS. S&P has no obligation to
                                        take our needs or the needs of the
                                        owners of the MPS into consideration in
                                        determining, composing or calculating
                                        the S&P 500 Index. S&P is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the MPS to be issued or in the
                                        determination or calculation of the
                                        equation by which the MPS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

License Agreement between The
Nasdaq Stock Market, Inc. and
Morgan Stanley........................  Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the
                                        Nasdaq-100 Index, which is owned and
                                        published by Nasdaq, in connection with
                                        securities, including the MPS.

                                        The license agreement between Nasdaq
                                        and Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by The Nasdaq Stock
                                        Market, Inc. (including its affiliates)
                                        (Nasdaq, with its affiliates, are
                                        referred to as the "Corporations"). The
                                        Corporations have not passed on the
                                        legality or suitability of, or the
                                        accuracy or adequacy of descriptions
                                        and disclosures relating to, the MPS.
                                        The Corporations make no representation
                                        or warranty, express or implied, to the
                                        holders of the MPS or any member of the
                                        public regarding the advisability of
                                        investing in securities generally or in
                                        the MPS particularly, or the ability of
                                        the Nasdaq-100 Index to track general
                                        stock market performance. The
                                        Corporations' only relationship to us
                                        (the "Licensee") is in the licensing of
                                        the Nasdaq-100, Nasdaq-100 Index and
                                        Nasdaq trademarks or service marks and
                                        certain trade names of the Corporations
                                        and the use of the Nasdaq-100 Index
                                        which is determined, composed and
                                        calculated by Nasdaq without regard to
                                        the Licensee or the MPS. Nasdaq has no
                                        obligation to take the needs of the
                                        Licensee or the owners of the MPS into
                                        consideration in determining, composing
                                        or calculating the Nasdaq-100 Index.
                                        The Corporations are not responsible
                                        for and have not participated in the
                                        determination of the timing, prices, or
                                        quantities of the MPS to be issued or
                                        in the determination or calculation of
                                        the equation by which the MPS are to be
                                        converted into cash. The Corporations
                                        have no liability in connection with
                                        the administration, marketing or
                                        trading of the MPS.

                                        THE CORPORATIONS DO NOT GUARANTEE THE
                                        ACCURACY AND/OR UNINTERRUPTED
                                        CALCULATION OF THE NASDAQ-100 INDEX OR
                                        ANY DATA INCLUDED THEREIN. THE
                                        CORPORATIONS MAKE NO WARRANTY, EXPRESS
                                        OR IMPLIED, AS TO RESULTS TO BE
                                        OBTAINED BY THE LICENSEE, OWNERS OF THE
                                        MPS, OR ANY OTHER PERSON OR ENTITY FROM
                                        THE USE OF THE NASDAQ-100

                                        INDEX OR ANY DATA INCLUDED THEREIN. THE
                                        CORPORATIONS MAKE NO EXPRESS OR IMPLIED
                                        WARRANTIES AND EXPRESSLY DISCLAIM ALL
                                        WARRANTIES OF MERCHANTABILITY OR
                                        FITNESS FOR A PARTICULAR PURPOSE OR USE
                                        WITH RESPECT TO THE NASDAQ-100 INDEX OR
                                        ANY DATA INCLUDED THEREIN. WITHOUT
                                        LIMITING ANY OF THE FOREGOING, IN NO
                                        EVENT SHALL THE CORPORATIONS HAVE ANY
                                        LIABILITY FOR LOST PROFITS OR SPECIAL,
                                        INCIDENTAL, PUNITIVE, INDIRECT OR
                                        CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED
                                        OF THE POSSIBILITY OF SUCH DAMAGES.

                                        "Nasdaq," "Nasdaq-100" and "Nasdaq-100
                                        Index" are trademarks of The Nasdaq
                                        Stock Market, Inc. and have been
                                        licensed for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        MPS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the MPS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the MPS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions
                                        involving insurance company separate
                                        accounts) and PTCE 84-14 (for certain
                                        transactions determined by independent
                                        qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the MPS may not be purchased or held by
                                        any Plan, any entity whose underlying
                                        assets include "plan assets" by reason
                                        of any Plan's investment in the entity
                                        (a "Plan Asset Entity") or any person
                                        investing "plan assets" of any Plan,
                                        unless such purchaser or investor is
                                        eligible for exemptive relief,
                                        including relief available under PTCE
                                        96-23, 95-60, 91-38, 90-1 or 84-14 or
                                        such purchase and holding is otherwise
                                        not prohibited. Any purchaser,
                                        including any fiduciary purchasing on
                                        behalf of a Plan, or investor the MPS
                                        will be deemed to have represented, in
                                        its corporate and fiduciary capacity,
                                        by its purchase and holding thereof
                                        that it either (a) is not a Plan or a
                                        Plan Asset Entity and is not purchasing
                                        such securities on behalf of or with
                                        "plan assets" of any Plan or (b) is
                                        eligible for exemptive relief or such
                                        purchase or holding is not prohibited
                                        by ERISA or Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the MPS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the MPS.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal tax consequences to initial
                                        investors of the MPS purchasing the MPS
                                        at the Issue Price, who will hold the
                                        MPS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        Unless otherwise specifically
                                        indicated, this summary is based on the
                                        Code, administrative pronouncements,
                                        judicial decisions and currently
                                        effective and proposed Treasury
                                        Regulations, changes to any of which
                                        subsequent to the date of this pricing
                                        supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may
                                        be relevant to an investor in light of
                                        its particular circumstances or to
                                        investors that are subject to special
                                        rules, such as:

                                        o    certain financial institutions;
                                        o    dealers in securities or foreign
                                             currencies;
                                        o    investors holding notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering the purchase of
                                        MPS, you are urged to consult your tax
                                        advisors with regard to the application
                                        of the U.S. federal income tax laws to
                                        your particular situation as well as
                                        any tax consequences arising under the
                                        laws of any state, local or foreign
                                        taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to
                                        accrue original issue discount ("OID")
                                        as interest income on the MPS on a
                                        constant yield basis in each year that
                                        they hold the MPS, despite the fact
                                        that no stated interest will actually
                                        be paid on the MPS. As a result, U.S.
                                        Holders will be required to pay taxes
                                        annually on the amount of accrued OID,
                                        even though no cash is paid on the MPS
                                        from which to pay such taxes. In
                                        addition, any gain recognized by U.S.
                                        Holders on the sale or exchange, or at
                                        maturity, of the MPS will generally be
                                        treated as ordinary income.

                                        The rate of accrual of OID on the MPS
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the MPS.
                                        We have determined that the "comparable
                                        yield" is an annual rate of     %
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $1,000)
                                        consists of a projected amount equal to
                                        $         due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                                       TOTAL OID
                                                                                    OID                DEEMED TO
                                                                                 DEEMED TO            HAVE ACCRUED
                                                                                   ACCRUE            FROM ORIGINAL
                                                                                   DURING           ISSUE DATE (PER
                                                                                  ACCRUAL            MPS) AS OF END
                                                                                PERIOD (PER            OF ACCRUAL
                                               ACCRUAL PERIOD                       MPS)                 PERIOD
                                               --------------                   -----------         ---------------
                                        Original Issue Date through
                                            December 31, 2003.............
                                        January 1, 2004 through
                                            December 31, 2004.............
                                        January 1, 2005 through
                                            December 31, 2005.............
                                        January 1, 2006 through
                                            December 31, 2006.............
                                        January 1, 2007 through
                                            December 31, 2007.............
                                        January 1, 2008 through
                                            April 30, 2008................

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or

                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of an MPS, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an
                                        MPS certifies on Internal Revenue
                                        Service Form W-8BEN, under penalties of
                                        perjury, that it is not a "United
                                        States person" within the meaning of
                                        Section 7701(a)(30) of the Code. If you
                                        are a prospective investor, you are
                                        urged to consult your tax advisor
                                        regarding the reporting requirements,
                                        including reporting requirements for
                                        foreign partnerships and their
                                        partners.

                                        Estate Tax. Under Section 2105(b) of
                                        the Code, an MPS held by an individual
                                        who is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such MPS would not have been
                                        effectively connected with the conduct
                                        by such individual of a trade or
                                        business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        Annex A

              Historical Index Basket Value Quarterly Performance
                         (March 1985 to December 2002)

The following table sets forth the Index Basket Value at the end of each calendar quarter from March 1985 through March 2003 and the index percent change over each quarter. For purposes of this table, the Index Basket Value at March 31, 2003 was set at 100 and the S&P 500 Index Multiplier and the Nasdaq-100 Index Multiplier were calculated based on the closing values of each Underlying Index on that date. You cannot predict the future performance of the Index Basket based on its historical performance, and no assurance can be given as to the level of the Index Basket Value on any period closing date or at the maturity of the MPS. The results produced by the Index Basket Value for these periods are not necessarily indicative of the results that would have occurred in any other historical period. Quarters which resulted in an increase in the level of the Index Basket Value of 11.5% or greater are indicated in bold typeface below.

---------------------------------------------------------------------------------------------------------------
                      Index Basket       Percentage                               Index Basket       Percentage
Quarter Ending           Value             Change           Quarter Ending           Value             Change
March 1985               16.4104            -               March 1994               45.0753           -4.19%
June 1985                17.3046            5.45%           June 1994                43.8746           -2.66%
September 1985           16.1633           -6.60%           September 1994           46.6084            6.23%
December 1985            18.9485           17.23%           December 1994            46.9171            0.66%
March 1986               21.3898           12.88%           March 1995               51.4647            9.69%
June 1986                22.7688            6.45%           June 1995                58.5216           13.71%
September 1986           20.3851          -10.47%           September 1995           63.1689            7.94%
December 1986            21.2166            4.08%           December 1995            64.5926            2.25%
March 1987               26.3272           24.09%           March 1996               67.9781            5.24%
June 1987                27.2094            3.35%           June 1996                72.7781            7.06%
September 1987           29.0588            6.80%           September 1996           76.7202            5.42%
December 1987            22.2347          -23.48%           December 1996            83.9821            9.47%
March 1988               23.7658            6.89%           March 1997               83.7550           -0.27%
June 1988                25.4009            6.88%           June 1997                99.1670           18.40%
September 1988           24.8340           -2.23%           September 1997          109.6955           10.62%
December 1988            25.0795            0.99%           December 1997           105.8391           -3.52%
March 1989               26.5058            5.69%           March 1998              124.8629           17.97%
June 1989                28.7867            8.61%           June 1998               132.4817            6.10%
September 1989           31.6945           10.10%           September 1998          125.9941           -4.90%
December 1989            31.8196            0.39%           December 1998           162.5817           29.04%
March 1990               30.5014           -4.14%           March 1999              179.2214           10.23%
June 1990                32.8098            7.57%           June 1999               193.6558            8.05%
September 1990           26.7322          -18.52%           September 1999          193.8050            0.08%
December 1990            29.3092            9.64%           December 1999           268.6074           38.60%
March 1991               35.1217           19.83%           March 2000              304.2049           13.25%
June 1991                34.3567           -2.18%           June 2000               270.4905          -11.08%
September 1991           36.9776            7.63%           September 2000          259.9421           -3.90%
December 1991            40.8271           10.41%           December 2000           192.7704          -25.84%
March 1992               39.6540           -2.87%           March 2001              145.6227          -24.46%
June 1992                38.8454           -2.04%           June 2001               162.0125           11.25%
September 1992           40.0016            2.98%           September 2001          118.7115          -26.73%
December 1992            43.3643            8.41%           December 2001           145.0871           22.22%
March 1993               44.2676            2.08%           March 2002              138.9482           -4.23%
June 1993                44.5295            0.59%           June 2002               109.9571          -20.86%
September 1993           45.8390            2.94%           September 2002           88.9240          -19.13%
December 1993            47.0463            2.63%           December 2002           100.1816           12.66%
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                      Index Basket       Percentage
Quarter Ending           Value             Change

March 2003              100.0000           -0.18%

----------------------------------------------------

Total Periods.....................................73

Total Periods with a quarterly increase
greater than 11.5%................................13

----------------------------------------------------